Exhibit 99.1

Motorsport Games Considering Strategic Alternatives

MIAMI, Florida – October 4, 2024 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or “the Company”) is announcing that the Board of Directors has authorized management to consider strategic alternatives to maximize shareholder value, including a potential sale or merger of the Company. Management is also seeking funding that would allow it to deliver on viable opportunities including bringing Le Mans Ultimate to Sony PlayStation and Microsoft Xbox gaming consoles. Le Mans Ultimate is the official game of the FIA World Endurance Championship and the 24 Hours of Le Mans, and was released on PC platforms in early access in February 2024.

Furthermore, the Company has undergone a restructuring including headcount reductions that have been undertaken in its business as part of an ongoing initiative to reduce cash expenditure and further improve efficiency. As part of the restructuring, the Company determined to implement additional measures to continue to bring down its year-over-year operating expense through a reduction of the Company’s workforce primarily in the United States and the United Kingdom.

“We have implemented a strategic restructuring to further streamline operations, reduce costs, and strengthen our financial foundations. These changes position us to become a more agile, focused, and efficient company – one that is conscious of our forthcoming operating requirements as well as within-reach growth opportunities.” commented Stephen Hood, CEO and President of Motorsport Games. “With our core talent and cutting-edge technology intact, we are excited about the future. The successful launch of Le Mans Ultimate, our pivotal role in F1 Arcade, and our plans for an innovative new title are clear signals of our commitment to driving the company forward.”

On the subject of strategic alternatives, Hood continued “Our board remains fully dedicated to delivering shareholder value and maximizing the business potential demonstrated by the recent and ongoing success of Le Mans Ultimate. Alongside this, our steadfast cost-cutting measures have optimized cash flow, allowing us to reverse prior over-expansion and operate more efficiently while investing in future growth. We continue to receive a growing number of inquiries from interested parties regarding strategic transactions, reflecting the positive response to our ongoing turnaround, not to mention growing confidence in our brand, vision and ability to deliver innovative games.”

There can be no assurances regarding the results or outcome of the consideration of strategic alternatives. The Company does not intend to comment further on this consideration of strategic alternatives process and will make further announcements in accordance with its ongoing disclosure obligations and pursuant to applicable laws and regulations.

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate in Early Access. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also powers F1®️ Arcade through a partnership with Kindred Concepts. Additionally, Motorsport Games is an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward looking statements. Forward-looking statements include statements regarding estimated costs and savings related to the reduction of the Company’s workforce in the United States and the United Kingdom, the changes positioning the Company to become a more agile, focused, and efficient company – one that is conscious of our forthcoming operating requirements as well as within-reach growth opportunities; continuing to bring down the Company’s year-over-year operating expense through a reduction of the Company’s workforce primarily in the United States and the United Kingdom; the successful launch of Le Mans Ultimate, the Company’s pivotal role in F1 Arcade, and the Company’s plans for an innovative new title being clear signals of our commitment to driving the Company forward and the Company’s steadfast cost-cutting measures optimizing cash flow, allowing the Company to reverse prior over-expansion and operate more efficiently while investing in future growth; the receipt of a growing number of inquiries from interested parties regarding strategic transactions, reflecting the positive response to the Company’s ongoing turnaround, not to mention growing confidence in its brand, vision and ability to deliver innovative games.. These forward-looking statements involve risks and uncertainties, and there are important factors that could cause the estimated future impact of such costs and savings and the expected timing of such actions to differ materially from the forward-looking statements, including without limitation, the risk that such costs may be greater than expected and such savings may be lower than expected; that the reduction of the Company’s workforce in the United States and the United Kingdom may adversely affect the Company’s ability to attract and retain qualified personnel and that such reduction may be distracting to employees and management; that such reduction may negatively impact the Company’s business operations and reputation; and that such reduction may not generate the intended benefits to the extent or on the timeline as expected; that the Company may be unable to effect a strategic alternative and deliver long term shareholder value;. Additional information regarding risks and uncertainties associated with the Company’s business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in the Company’s SEC filings, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com